UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 28, 2011

ICU Medical, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	0-19974	33-0022692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

951 Calle Amanecer, San Clemente, California	92673
(Address of principal executive offices)	(Zip Code)

(949) 366-2183
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           At a meeting on January 28, 2011, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of ICU Medical, Inc. (the “Company”) approved the payment of cash bonuses under the Company’s 2010 Officers’ Discretionary Bonus Plan (the “Bonus Plan”), which provides for bonuses based on performance during fiscal year 2010.  The following awards were approved to the following named executive officers for their respective performance during the second half of fiscal year 2010:

Officer	Cash Bonus
Scott E. Lamb	$102,300
Alison D. Burcar	$29,250
Richard A. Costello	$84,000
Steven C. Riggs	$82,750

Awards approved pursuant to the Bonus Plan for the first half of fiscal year 2010 were previously reported in the Company’s Current Report on Form 8-K filed on July 20, 2010.  In addition to the cash bonuses paid pursuant to the Bonus Plan, the Compensation Committee also approved a cash bonus of $80,000 to be paid to Ms. Burcar and a cash bonus of $100,000 to be paid to Mr. Lamb for fiscal year 2010 performance.

Additionally, the Compensation Committee confirmed payment of the $718,750 non-discretionary bonus to Dr. George A. Lopez, the Company’s Chief Executive Officer, for the achievement of his fiscal year 2010 performance goals, consistent with the terms of the 2008 Performance-Based Incentive Plan.  The 2008 Performance-Based Incentive Plan was previously approved by the Company’s stockholders at the 2008 annual meeting of stockholders and is intended to qualify for the performance-based compensation exception to Section 162(m) of the Internal Revenue Code.

Long-Term Retention Plan

The Company’s Long-Term Retention Plan (“LTRP”) was established in 2005 as a discretionary compensation plan under which discretionary cash payments may be made to officers six years after an award is made. Payment of an award is conditioned upon a participant’s continuing to be employed by the Company from the time the award is made until the time payment is due. Awards in the aggregate amount of $7,589,000 were made in 2005, 2006 and 2007 to participating employees, including each of the named executive officers. No awards under the LTRP were made in 2008, 2009 or 2010. The payment due date for the 2005 awards was January 29, 2011.

On January 28, 2011, the Compensation Committee determined to pay out the 2005 awards in full but not to make any payments in the future as to the 2006 and 2007 awards. The Committee also determined that no additional awards would be made under the LTRP in the future, thus effectively terminating the plan.

The amounts paid to the named executive officers with respect to the 2005 awards were as follows:

Officer	LTRP Award
George A. Lopez, M.D.	$1,000,000
Scott E. Lamb	$200,000
Alison D. Burcar	$220,000
Richard A. Costello	$333,000
Steven C. Riggs	$400,000

Item 8.01.  Other Events.

On January 28, 2011, the Board appointed existing director Michael T. Kovalchik, III, M.D. as the Board’s Lead Independent Director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 2, 2011

ICU MEDICAL, INC.

/s/ Scott E. Lamb
Scott E. Lamb
Secretary, Treasurer and Chief Financial Officer